Exhibit 99.1

NEWS RELEASE

Valvoline Announces Timing of Second-Quarter Financial Results and Provides COVID-19 Business Update

LEXINGTON, Ky., April 23, 2020 — Valvoline Inc. (NYSE: VVV), a leading worldwide supplier of premium branded lubricants and automotive services, today announced the date and time of its fiscal second-quarter 2020 earnings release and provided an update on the impacts of the novel coronavirus (COVID-19) pandemic.

Earnings Announcement

The Company plans to report financial results for its second quarter after market close on May 6, 2020 and host a live audio webcast with analysts and investors at 9 a.m. ET on May 7, 2020.

The webcast and slide presentation will be available on the Company’s Investor Relations website at http://investors.valvoline.com. Shortly after the call concludes, a replay of the webcast will be available on this same website.

Business Update

“During the ongoing COVID-19 crisis, our top priority remains the health and safety of our employees, customers and business partners, and we continue to take actions to achieve this goal,” stated Sam Mitchell, CEO. “We’ve adjusted procedures in our plants, stores and offices to encourage social distancing and proper handwashing, increase cleaning cycles, and provide protective equipment. In addition, in our Quick Lubes segment we’ve introduced short-term incremental pay and benefit programs including additional paid sick leave and increased pay rates for our hourly and salaried store employees to recognize our frontline Company team members.

“Despite current lockdowns and shelter-in-place regulations, nearly all of our Quick Lubes stores in North America remain open to help keep our customers, including first responders, healthcare workers, grocery store employees, delivery personnel and many others who need to be driving, reliably on the road. We are committed to keeping as many of our stores as possible open for the communities they serve, leveraging our stay-in-your-car service experience. With our strong operating model, our stores are generating positive four-wall cash flow and would remain positive even at significantly lower car counts than we have seen through mid-April.”

Preliminary second-quarter results are expected to include the following:

•Sales declines of 2% to $578 million, with lubricant volume declines of 6% to 41.7 million gallons, compared to the prior-year period

•For the combined first two months of the quarter – prior to the broader, global impacts from COVID-19 – sales increased 2% and lubricant volume decreased 5% followed by declines of 10% and 9% in March, respectively, compared to the same prior-year periods

•Net income of $63 million and earnings per diluted share (EPS) of $0.33, which included $15 million of after-tax expense related to the redemption and issuance of debt

•Adjusted EBITDA of $134 million and adjusted EPS of $0.39

•Year-to-date cash flow from operating activities of $154 million and capital expenditures of $57 million

“In response to an abrupt decline in miles driven due to shelter-in-place restrictions and the resulting volume declines in the second half of March and continuing in April, we have responded quickly including adjusting shifts at our plants and throughout our distribution networks, decreasing marketing and other discretionary operating expenses and flexing our store labor,” Mitchell continued. “We have also suspended our share repurchase program and deferred or reduced non-essential maintenance capital expenditures, while continuing to invest in our long-term, strategic growth initiatives.”

In response to the COVID-19 challenges, Valvoline has taken precautionary steps to enhance its financial flexibility. The Company now has more than $850 million in total liquidity, including over $750 million of cash and cash equivalents on hand, with no meaningful debt maturities until 2024. During the second quarter, the Company borrowed approximately $540 million from its available credit facilities, including $450 million from its revolving credit facility and $90 million from its trade receivables securitization facility. Valvoline also completed an amendment to its trade receivables securitization facility yesterday, increasing its capacity by approximately $50 million. Since drawing from its credit facilities in March, the Company has not used any of the related cash proceeds. With its strong balance sheet and liquidity position, management believes the Company has significant financial flexibility to navigate challenging operating conditions.

As announced yesterday, the Board declared a quarterly cash dividend of $0.113 per share payable on June 15, 2020 to shareholders of record as of May 29, 2020.

“I am proud of the way the Valvoline team has responded to the challenge of supporting our customers, partners and communities during this uncertain time,” Mitchell added. “I have confidence that our competitive advantages combined with the strength and talent of our people are providing significant support for the business today and position us well for a recovery when the crisis eases. Our liquidity remains strong driven by the actions we’ve taken to increase our cash position as well as due to the strength and resiliency of our business model. We look forward to sharing more details with investors on our second-quarter results as well as discussing more recent trends.”

Preliminary Results

The estimates above represent the most current information available and do not present all information necessary for an understanding of the Company’s financial condition and results of operations as of and for the three months ended March 31, 2020. Valvoline has provided an estimate for the preliminary and unaudited results described above primarily because the Company’s financial closing procedures for the three months ended March 31, 2020 are not yet complete. As a result, there is a possibility that the Company’s final results will vary materially from these preliminary estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and review of the Company’s financial statements for the three months ended March 31, 2020 and the subsequent occurrence or identification of events prior to the formal issuance of the Company’s financial results for the three months ended March 31, 2020. Valvoline undertakes no obligation to update or supplement the information provided above until the Company releases its results of operations for the three months ended March 31, 2020.

Use of Non-GAAP Measures

To aid in the understanding of Valvoline’s ongoing business performance, certain items within this news release are presented on an adjusted basis. These non-GAAP measures, presented on a consolidated basis, which are not defined within U.S. GAAP and do not purport to be alternatives to net income/loss and earnings/loss per share as a measure of operating performance. For a reconciliation of non-GAAP measures, refer to Tables 1 and 2 of this news release.

The following are the non-GAAP measures management has included and how management defines them:

•EBITDA, which management defines as net income/loss, plus income tax expense/benefit, net interest and other financing expenses, and depreciation and amortization;
•Adjusted EBITDA, which management defines as EBITDA adjusted for certain non-operational items, including net pension and other postretirement plan expense/income; impairment of equity investment; and other items (which can include costs related to the separation from Ashland, impact of significant acquisitions or divestitures, restructuring costs, or other non-operational income/costs not directly attributable to the underlying business);
•Adjusted net income, which management defines as net income/loss adjusted for certain key items impacting comparability as noted in the definition of Adjusted EBITDA above, as well as the estimated net impact of the enactment of tax reform and debt extinguishment and modification costs that are not reflective of the Company’s ongoing operational performance or liquidity; and
•Adjusted EPS, which management defines as earnings per diluted share calculated using adjusted net income.

Management believes the use of non-GAAP measures on a consolidated basis assists investors in understanding the ongoing operating performance of Valvoline’s business by presenting comparable financial results between periods. The non-GAAP information provided is used by Valvoline’s management and may not be comparable to similar measures disclosed by other companies, because of differing methods used by other companies in calculating EBITDA, Adjusted EBITDA, Adjusted net income, and Adjusted EPS. These non-GAAP measures provide a supplemental presentation of Valvoline’s operating performance.

Due to depreciable assets associated with the nature of the Company’s operations and interest costs related to Valvoline’s capital structure, management believes EBITDA is an important supplemental measure to evaluate the Company’s operating results between periods on a comparable basis.

Adjusted EBITDA, Adjusted net income, and Adjusted EPS generally include adjustments for unusual, non-operational or restructuring-related activities, which impact the comparability of results between periods. Management believes these non-GAAP measures provide investors with a meaningful supplemental presentation of Valvoline’s operating performance. These measures include adjustments for net pension and other postretirement plan expense/income, which includes several elements impacted by changes in plan assets and obligations that are primarily driven by changes in the debt and equity markets, as well as those that are predominantly legacy in nature and related to prior service to the company from employees (e.g., retirees, former employees, current employees with frozen benefits). These elements include (i) interest cost, (ii) expected return on plan assets, (iii) actuarial gains/losses, and (iv) amortization of prior service cost/credit. Significant factors that can contribute to changes in these elements include changes in discount rates used to remeasure pension and other postretirement obligations on an annual basis or upon a qualifying remeasurement, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions, such as the life expectancy of plan participants. Accordingly, management considers that these elements are more reflective of changes in current conditions in global financial markets (in particular, interest rates) and are outside the operational performance of the business and are also primarily legacy amounts that are not directly related to the underlying business and do not have an immediate, corresponding impact on the compensation and benefits provided to eligible employees for current service. These measures include pension and other postretirement service costs related to current employee service as well as the costs of other benefits provided to employees for current service.

Valvoline’s results of operations are presented based on Valvoline’s management structure and internal accounting practices. The structure and practices are specific to Valvoline; therefore, Valvoline’s financial results, EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted EPS are not necessarily comparable with similar information for other comparable companies. EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted EPS each have limitations as analytical tools and should not be considered in isolation from, or as an alternative to, or more meaningful than, net income as determined in accordance with U.S. GAAP. Because of these limitations, one should rely primarily on net income as determined in accordance with U.S. GAAP and use EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted EPS only as supplements. In evaluating EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted EPS, one should be aware that in the future Valvoline may incur expenses/income similar to those for which adjustments are made in calculating EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted EPS. Valvoline’s presentation of EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted EPS should not be construed as a basis to infer that Valvoline’s future results will be unaffected by unusual or nonrecurring items.

About Valvoline™

Valvoline Inc. (NYSE: VVV) is a leading worldwide marketer and supplier of premium branded lubricants and automotive services, with sales in more than 140 countries. Established in 1866, the company’s heritage spans more than 150 years, during which time it has developed powerful brand recognition across multiple product and service channels. Valvoline ranks as the No. 3 passenger car motor oil brand in the DIY market by volume. It operates and franchises approximately 1,400 quick-lube locations, and it is the No. 2 chain by number of stores in the United States under the Valvoline Instant Oil ChangeSM brand and the No. 3 chain by number of stores in Canada under the Valvoline Great Canadian Oil Change brand. It also markets Valvoline lubricants and automotive chemicals, including the Valvoline High Mileage with MaxLife technology motor oil for engines over 75,000 miles; Valvoline Advanced Full Synthetic motor oil; Valvoline Premium Blue™ heavy-duty motor oil; Valvoline Multi-Vehicle Automatic Transmission Fluid; and Zerex™ antifreeze. To learn more, visit www.valvoline.com.

Forward-Looking Statements

Certain statements in this news release, other than statements of historical fact, including estimates, projections and statements related to Valvoline’s business plans and operating results, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and "Quantitative and Qualitative Disclosures about Market Risk" sections of Valvoline’s most recently filed periodic reports on Forms 10-K and Forms 10-Q and the supplemental “Risk Factor” included in Valvoline’s current report on Form 8-K filed on March 24, 2020, all of which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

™ Trademark, Valvoline or its subsidiaries, registered in various countries
℠ Service mark, Valvoline or its subsidiaries, registered in various countries

FOR FURTHER INFORMATION

Investor Relations
Sean T. Cornett
+1 (859) 357-2798
scornett@valvoline.com

Media Relations
Michele Gaither Sparks
+1 (859) 230-8079
michele.sparks@valvoline.com

Valvoline Inc. and Consolidated Subsidiaries	Table 1
RECONCILIATION OF NON-GAAP DATA - NET INCOME AND DILUTED EARNINGS PER SHARE
(In millions, except per share amounts - preliminary and unaudited)

Three months ended
March 31
2020

Reported net income	$63
Adjustments:
Net pension and other postretirement plan income	(9)
Debt extinguishment and modification costs	19
Acquisition and divestiture-related costs	2
Total adjustments, pre-tax	12
Income tax expense of adjustments	(3)
Income tax adjustments (a)	2
Total adjustments, after tax	11
Adjusted net income	$74

Reported diluted earnings per share	$0.33
Adjusted diluted earnings per share	$0.39

Weighted average diluted common shares outstanding	188

(a)	Income tax adjustments relate to India tax reform.

Valvoline Inc. and Consolidated Subsidiaries	Table 2
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)
Three months ended
March 31
2020
Adjusted EBITDA - Valvoline
Net income	$63
Add:
Income tax expense	25
Net interest and other financing expenses	38
Depreciation and amortization	15
EBITDA	141
Key items:
Net pension and other postretirement plan income	(9)
Acquisition and divestiture-related costs	2
Adjusted EBITDA	$134